Exhibit 10.25

Hong Kong Highpower Technology Co., Ltd.

Labor Contract

Party A (Employer)

Name of Company: Hong Kong Highpower Technology Co., Ltd.

Hong Kong Address: 12th chamber, 15th building, Dali Square Shimen Shatian, Hong Kong.

Legal Representative: Dang Yu Pan

Tel: ***

Party B (Employee):

Name of Employee: Sunny Pan

Sex: Male

Birth Date:

ID Card / Passport No.: ***

Address:

Tel: ***

Considering that

Party B is willing to be employed by Party A and contribute wisdom to Party A’s enterprise. Party A is willing to recruit Party B and delicate to increasing investors’ ROI and employees’ welfare at the same time.

Party A has informed Party B of job content, work condition, work place, occupational hazard, safety production situation, labor remuneration, labor discipline and other situation which Party B demands to know.

Party B has been aware of its job content, work condition, work place, occupational hazard, safety production situation, labor remuneration, labor discipline and other situation.

Party B has ensure Party A that Party B is not bound by any laws and regulations, contracts or other duties (including but not limited by competitive restriction) which has not been terminated or restrains Party B from signing this contract.

Party A had ensured Party A that the materials related to employment provided by Party B is real and legal.

The Parties, intending to be bound hereby, agree to enter into this Employment Contract on the basis of equality, free will and mutual consultation pursuant to the Labor Law of the People’s Republic of China (“PRC”), the Employment Contract Law of the PRC and other laws, regulations and rules.

Article 1 Term of the Labor Contract

1. Both Party A and Party B agree that the term of the Labor Contract shall be determined as set forth in Item 1 below:

(1)Fixed Term: Adopt “3+5” mode which means the first three years was fixed to start from January 1, 2015 to December 31, 2017. At December, 2017, both parties decide whether to renew the contract and the renewal period is five years for the moment as agreed.

(2) Open-ended: From date/month/year

(3) Project-based: From to the expiration of the term. The symbol of finishing the job is.

Article 2 Job Description and Workplace Location

1. Party B shall engage in the job of Financial Director.

Party A may adjust reasonably Party B’s job positions and job content based on personnel system, operational business needs and Party B’s performance.

2. Party A may change Party B’s workplace location according to operation and business needs and Party B is willing to obey the agreement, change Party B’s workplace location and complete work task initiatively.

Party B’s workplace location may be arranged at as below:

(1) Shenzhen( Shenzhen Highpower, Springpower, Icon)

(2) Huizhou (Industrial Park)

(3) Ganzhou (Industrial Park)

(4) Other office

Article 3 Working Hours, Rest and Leave Entitlements

1. The working hours of Party B shall be determined as set forth in Item 1 below.

(1)The normal working hours system

In addition to fixed overtime, Party B shall apply for overtime by letter which shall be approved by the leader and handed to Human Resources Department for final approval. The confirmed overtime is allowed to take working days off in the same month.

(2)A cumulative working hours system

a. It means that working hours shall be calculated comprehensively by year, in the meanwhile Party A shall ensure that Party B’s working time per day and per week shall basically accord to the legal standard working hours.

(3) The non-fixed working hours system

a. Party B’s working hours shall be determined by job demand and Party A’s arrangement.

b. Party A shall adopt reasonable working hours methods like co-located work, co-located rest, holidays by turns, days off and flexible working hour to ensure Party B’s Rest and Leave Entitlements and the completion of production and work task.

c. Vacation

Party B shall take the vacation according to Party A’s regulation.

Article 4 Work Remuneration

1. Party A shall formulate salary distribution system by law and inform Party B that the wages paid by Party A to Party B shall not be less than the minimum wage standard stipulated by the people’s government. Party B’s annual salary before the deduction of tax would be 670,000 yuan. Fixed compensation takes 65% and shall be paid each month for 12 months total by Party A. Annual assessment takes 35% and is related to the accomplishment of performance contract.

2. Party A will pay wages to Party B on the 28th day of each month. Party A shall pay Party B wages once each the following month in monetary form and pay annual performance wage at the first half of the following year.

Article 5 Social insurance and social benefits

1. If Party B has occupational diseases or work-related injuries, Party A shall execute the regulations according to Law of Occupational Disease Prevention and Treatment and The Regulation on Work Injury Insurance.

Article 6 Labor Protection, Working Conditions and Protections Against Occupational Hazards

1. According to the related stipulation of labor protection from the state, province and city, Party A provides standard working condition and necessary labor protection facilities, insuring Party B’s safety and health during work.

2. According to the related stipulation from the state, province and city, Party A shall provide special protection for female workers and underage workers.

3. Party B is entitled to refuse Party A’s illegal command and command on risky work. Party B is entitled to demand Party A to correct the behaviors on safety and health hazards.

Article 7 Regulations

1. Party A shall inform Party B of rules and regulations formulated by Party A according to law.

2. Party B shall abide by rules and regulations formulated by Party A according to law and the related stipulation of labor protection from the state, province and city, finish the work tasks, improve vocational skills, and observe the safety operating rules and professional ethics.

3. If Party B violates against labor discipline and rules and regulations, Party A is entitled to hold accountable for Party B and terminate the contract according to the labor contract. If hence Party A suffer loss, Party A has right to pursue Party B's liability for damages.

4. Party B shall obey the related stipulation of Birth Control from the state, province and city.

Article 8 The Change of the Labor Contract

1. The Parties may modify relevant terms of the Labor Contract through mutual consultation and agreement. Labor Contract modification shall be in written form and be held by each party.

2. Of any of the following circumstances, the Contract can be modified through mutual consultation.

a. The objective conditions based on which the contract is signed has greatly changed so as to this contract cannot be fulfilled.

b. Party A reasonably adjusts Party B’s position based on personnel system, business needs and Party B’s performance.

c. Party B cannot take up or occupy the original job.

Article 9 Cancellation and Termination the Labor Contract

1. The Parties may terminate the Employment Contract where they have agreed to do so through mutual consultation and agreement.

2. Party B may terminate the Labor Contract with 30 days’ prior written notice to Party A. Party B may terminate the Employment Contract during the probationary period with 3 days’ written notice to Party A.

3. Party B may terminate his employment contract under any of the following circumstances involving Party A:

a. Where Party A has failed to provide labor protection or working conditions as stipulated in the Labor Contract.

b. Where Part A has failed to pay remuneration on time or in full.

c. Where Party A’s policies violate laws or regulations, thereby infringing upon Party B’s rights and interests.

d. Where Party A has concluded or modified the Employment Contract against the true intentions of Party B through the use of fraud, coercion or exploitation of the unfavorable position of Party B, as a result of which this Contract is deemed null and void.

e. Other circumstances for termination by Party B as specified under laws and regulations.

4. Party B may terminate the Employment Contract with immediate effect and without advance notice to Party A If Party A uses violence, intimidation, or an unlawful restraint of individual freedom to compel Party B to work, or if Party A instructs Party B to violate the law or engage in hazardous work that endangers his personal safety.

5. Of any of the following circumstances, Party A may immediately terminate the labor contract.

a. Been proven not to meet the conditions of employment during the trial period (with 3 days’ advance notice).

b. The employee seriously violates the rules and procedures set up by the employer.

c. Party B causes any severe damage to Party A because Party B seriously neglects his/her duties or seeks private benefits;

d. Party B simultaneously enters an employment relationship with other employers and thus seriously affects his completion of the tasks of the employer, or Party B refuses to make the ratification after Party A points out the problem.

e. Where Party B has concluded or modified the Employment Contract against the true intentions of Party A through the use of fraud, coercion or exploitation of the unfavorable position of Party A, as a result of which this Agreement is deemed null and void;

f. Party B deliberately leaks Party A's commercial secrets.

g. Party B provides false identification, resume, education background, professional qualification, medical record and so on.

h. Churning in private. Churning in private means that ① the company’s order by the company’s client is transferred to other company; ② Party A does not receive the orders because Party A does not have the battery type or model, or consider price factor and chooses to OEM. Without Party A’s permission, Party B transfer the orders to other company in secret.

i. Party B shall be investigated for criminal responsibility according to law

6. Under any of the following circumstances, Party B may dissolve the labor contract:

a. Party B is sick or is injured for a non-work-related reason and cannot resume his original position after the expiration of the prescribed time period for medical treatment, nor can he assume any other position arranged by Party A;

b. Party B is incompetent to his position or is still so after training or changing his position.

c. The objective situation, on which the conclusion of the labor contract is based, has changed considerably, the Labor Contract is unable to be performed and no agreement on changing the contents of the labor contract is reached after negotiations between Party A and Party B.

7. Under any of the following circumstances, if it is necessary to lay off 20 or more employees, or if it is necessary to lay off less than 20 employees but the layoff accounts for 10% of the total number of the employees, Party A shall, 30 days in advance, make an explanation to the labor union or to all its employees. After it has solicited the opinions from the labor union or of the employees, it may lay off the number of employees upon reporting the employee reduction plan to the labor administrative department:

a. It is under revitalization according to the Enterprise Bankruptcy Law;

b. It encounters serious difficulties in production and business operation;

c. The enterprise changes products, makes important technological renovation, or adjusts the methods of its business operation, and it is still necessary to lay off the number of employees after changing the labor contract;

d. The objective economic situation, on which the labor contract is based, has changed considerably and the employer is unable to perform the labor contract.

8. A labor contract may be terminated under any of the following circumstances:

a. the term of a labor contract has expired;

b. Party B has begun to enjoy the basic benefits of his pension;

c. Party B is deceased, or is declared dead or missing by the people’s court;

d. Party A is declared bankrupt;

e. Party A’s business license is revoked or the employer is ordered to close down its business or to dissolve its business entity, or Party A makes a decision to liquidate its business ahead of the schedule;

f. Other circumstances proscribed by other laws or administrative regulations.

Article 10 Legal responsibilities for violating the Labor Contract

1. Regarding any party who violates the Labor Contract and raise the revocation and causes economic losses to the other party, they shall bear the legal responsibility according to how serious the result and responsibility is; if two side both have made a mistake, according to the real situation, two sides shall bear legal responsibility separately.

2. With C funding the training, if Party B terminate the Labor Contract in advance, Party B shall compensate Party A for the following losses:

a. Training fee: training compensation fee= (the Contract total months – served months) / the Contract total months * actual cost for training

b. the served months count from the day on which the Contract is signed.

Article 11 The remove of labor contract and termination process

When Party A and Party B cancel and terminate the Contract, Party B shall transfer the work in accordance with the agreement of the two sides. Party A shall issue a written confirmation to Party B in accordance with the law and do the file and social security transfer within 15 days.

Article 12 Dispute Settlement

Labor disputes occurring in a joint venture shall first of all be solved through consultation by the two parties. If consultation fails, they can ask the worker representative congress’s permanent branches for help to solve the dispute, or apply to the labor dispute mediation committee of their unit for mediation; or apply arbitration committee for labor disputes for judgment directly. If two parties have an objection to the arbitral decision, they shall obey the decision. If the arbitration ruling is not accepted, then litigation may be commenced in the People's Court.

Article 13 Party A and Party B have reached an agreement through friendly consultation to conclude the following contract.

1. Performance contract

2. Confidentiality agreement and competition agreement

Article 14 Other

1. The following terms are in dispensable supplementary instructions which have the same legal force as the Contract.

a. Employee manual, confidentiality agreement and competition agreement, performance contract. Entry communication protocols of Sunny.

b. Employee orientation guidance and a letter to the new employees.

2. The unsettled affairs in the Contract or the terms which is against the existing rules and regulations shall be executed according to the existing rules and regulations.

3. The contract shall go into force after the signature of both parties. Alteration or signature without written authorization is invalid.

4. The unsettled affairs in the Contract shall be executed according to Party A’s rules and regulations.

5. This Contract is in duplicate, each of the parties has one copy.

Party A	Party B
Signature	Signature
Date	Date